Westwood Holdings Group, Inc. Reports Third Quarter 2018 Results
Quarterly Dividend Increased 6%, Representing the 16th Consecutive Year of Increases

Dallas, TX, October 24, 2018 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported third quarter 2018 earnings. Highlights from the quarter include:

•	Revenues of $29.9 million compared with $33.5 million in last year's third quarter and $32.8 million in the second quarter of this year.

•	Net income of $5.4 million compared with $4.1 million in last year's third quarter and $8.0 million in the second quarter of this year.

•	Our Emerging Markets and Emerging Markets SMid strategies delivered top decile peer rankings, and our LargeCap Value and Emerging Markets Plus strategies achieved top quartile peer rankings.

•	Nearly all of our U.S. Value and Emerging Markets strategies beat their primary benchmarks for the quarter.

•	At quarter-end, Westwood had $119.1 million in cash and short-term investments, stockholders’ equity of $164.7 million, and no debt.

Revenues of $29.9 million decreased $3.6 million from last year's third quarter on lower average assets under management resulting from net outflows and the sale of the Omaha-based component of our Private Wealth business. Revenues decreased $2.9 million from this year's second quarter on lower average assets under management and the recording of performance-based fees of $1.6 million in the second quarter.

Assets under management at September 30, 2018 totaled $20.8 billion compared to $23.6 billion at September 30, 2017 and $21.6 billion at June 30, 2018.

Third quarter net income of $5.4 million compared with $4.1 million in last year's third quarter. The current quarter benefited from lower compensation expenses after selling the Omaha-based component of our Private Wealth business and reductions in incentive compensation, offset by lower asset-based fees and higher information technology expenses as we continue to invest in our technology infrastructure. The prior year quarter was negatively impacted by a $2.5 million legal settlement charge, net of insurance recovery and taxes. Diluted earnings per share of $0.62 in the current quarter compared to $0.49 in the third quarter of 2017. Non-GAAP Economic Earnings increased from $9.0 million, or $1.07 per share, in last year's third quarter, to $9.5 million, or $1.11 per share, in the third quarter of 2018.

Third quarter net income of $5.4 million compared with $8.0 million in the second quarter, which benefited from higher asset-based fees, performance-based fees and foreign currency transaction gains. Diluted earnings per share for the third quarter of $0.62 compared to $0.94 for the second quarter. Non-GAAP Economic Earnings for the third quarter of $9.5 million, or $1.11 per share, compared to $12.2 million, or $1.43 per share, in the second quarter.

Brian Casey, Westwood’s President & CEO, commented, "Our U.S. Value products performed very well, with solid security selection driving outperformance, as high-quality companies were rewarded. We are especially proud of our LargeCap Value strategy, which outperformed its primary benchmark for the 7th straight quarter while earning top quartile peer rankings year-to-date as well as over the last one- and five-year time periods. Our Emerging Markets strategies also made good progress, with two strategies making the top decile and the other strategy reached the top quartile. As we’ve often stated, we believe that our clients want differentiated performance, which starts with being distinctively different from merely passive indexes. As we look at Westwood's near-term business opportunities, we'll be focusing on sales execution across our high conviction and outcome oriented investment strategies."

Westwood’s Board of Directors declared a quarterly cash dividend of $0.72 per common share, an increase of 6% from the previous quarterly dividend rate, payable on January 2, 2019 to stockholders of record on December 7, 2018.

Economic Earnings and Economic Earnings per Share ("Economic EPS") are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss third quarter 2018 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through October 31, 2018 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 7071105.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $20.8 billion in assets under management, of which $3.5 billion are in values-based and socially responsible investment mandates as of September 30, 2018. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Global and Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Texas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management includes investments in foreign companies; our ability to develop and market new investment strategies successfully; our reputation and relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third-party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s Securities and Exchange Commission filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2017 and its quarterly report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Vice President of Finance
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
REVENUES:
Advisory fees:
Asset-based	$22,023	$23,473	$25,334
Performance-based	—	1,649	—
Trust fees	7,191	7,465	7,858
Other, net	640	173	300
Total revenues	29,854	32,760	33,492
EXPENSES:
Employee compensation and benefits	14,444	14,654	15,601
Sales and marketing	549	409	457
Westwood mutual funds	979	1,002	977
Information technology	2,332	2,383	1,855
Professional services	1,372	1,277	1,681
Legal settlement	—	—	4,009
General and administrative	3,027	2,099	3,160
Total expenses	22,703	21,824	27,740
Income before income taxes	7,151	10,936	5,752
Provision for income taxes	1,783	2,944	1,620
Net income	$5,368	$7,992	$4,132
Other comprehensive income (loss):
Foreign currency translation adjustments	616	(479)	1,297
Total comprehensive income	$5,984	$7,513	$5,429

Earnings per share:
Basic	$0.64	$0.95	$0.51
Diluted	$0.62	$0.94	$0.49

Weighted average shares outstanding:
Basic	8,402,697	8,399,148	8,171,809
Diluted	8,598,230	8,543,353	8,420,749

Economic Earnings	$9,541	$12,245	$8,990
Economic EPS	$1.11	$1.43	$1.07

Dividends declared per share	$0.68	$0.68	$0.62

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
REVENUES:
Advisory fees:
Asset-based	$69,979	$73,619
Performance-based	2,984	1,417
Trust fees	22,265	23,570
Other, net	953	1,265
Total revenues	96,181	99,871
EXPENSES:
Employee compensation and benefits	46,857	48,875
Sales and marketing	1,401	1,447
Westwood mutual funds	2,966	2,749
Information technology	6,753	5,494
Professional services	3,677	4,495
Legal settlement	—	4,009
General and administrative	6,477	8,697
Total expenses	68,131	75,766
Net operating income	28,050	24,105
Gain on sale of operations	524	—
Income before income taxes	28,574	24,105
Provision for income taxes	7,236	7,013
Net income	$21,338	$17,092
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,062)	2,438
Total comprehensive income	$20,276	$19,530

Earnings per share:
Basic	$2.55	$2.10
Diluted	$2.49	$2.05

Weighted average shares outstanding:	8,359,088	8,136,350
Basic	8,561,918	8,350,926
Diluted

Economic Earnings	$34,428	$31,308
Economic EPS	$4.02	$3.75

Dividends declared per share	$2.04	$1.86

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$48,086	$54,249
Accounts receivable	19,832	21,660
Investments, at fair value	71,003	51,324
Prepaid income taxes	589	4,269
Other current assets	2,308	6,612
Total current assets	141,818	138,114
Investments	5,425	—
Goodwill	19,804	27,144
Deferred income taxes	5,081	3,407
Intangible assets, net	16,379	19,804
Property and equipment, net of accumulated depreciation of $6,287 and $5,673	4,120	4,190
Total assets	$192,627	$192,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,521	$3,501
Dividends payable	7,295	7,357
Compensation and benefits payable	12,726	19,075
Income taxes payable	2,198	1,598
Total current liabilities	24,740	31,531
Accrued dividends	1,349	1,717
Noncurrent income taxes payable	—	1,017
Deferred rent	1,866	1,998
Total liabilities	27,955	36,263

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,196,635 and outstanding 9,018,436 shares at September 30, 2018; issued 9,980,827 and outstanding 8,899,587 shares at December 31, 2017	102	100
Additional paid-in capital	191,062	179,241
Treasury stock, at cost - 1,178,199 shares at September 30, 2018; 1,081,240 shares at December 31, 2017	(55,215)	(49,788)
Accumulated other comprehensive loss	(2,826)	(1,764)
Retained earnings	31,549	28,607
Total stockholders’ equity	164,672	156,396
Total liabilities and stockholders’ equity	$192,627	$192,659

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,338	$17,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	653	722
Amortization of intangible assets	1,255	1,449
Unrealized (gains) losses on trading investments	145	(539)
Stock based compensation expense	11,658	12,298
Deferred income taxes	(1,693)	1,481
Gain on sale of operations	(524)	—
Changes in operating assets and liabilities:
Net sales (purchases) of investments- trading securities	(19,824)	8,931
Accounts receivable	1,537	1,686
Other current assets	4,185	(3,881)
Accounts payable and accrued liabilities	(650)	178
Accrued litigation settlement	—	8,018
Compensation and benefits payable	(6,157)	(2,696)
Income taxes payable	3,265	(5,181)
Other liabilities	(118)	(111)
Net cash provided by operating activities	15,070	39,447
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(676)	(537)
Proceeds from Omaha divestiture	10,013	—
Purchases of investments	(5,425)	—
Net cash provided by (used in) investing activities	3,912	(537)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock under employee stock plans	(726)	(1,326)
Restricted stock returned for payment of taxes	(4,701)	(5,231)
Cash dividends	(18,825)	(16,787)
Net cash used in financing activities	(24,252)	(23,344)
Effect of currency rate changes on cash	(893)	2,191
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,163)	17,757
Cash and cash equivalents, beginning of period	54,249	33,679
Cash and cash equivalents, end of period	$48,086	$51,436

Supplemental cash flow information:
Cash paid during the period for income taxes	$5,634	$10,245
Accrued dividends	$8,644	$8,161

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net Income	$5,368	$7,992	$4,132
Add: Stock based compensation expense	3,695	3,776	4,233
Add: Intangible amortization	419	418	469
Add: Tax benefit from goodwill amortization	59	59	156
Economic Earnings	$9,541	$12,245	$8,990

Diluted weighted average shares	8,598,230	8,543,353	8,420,749
Economic EPS	$1.11	$1.43	$1.07

	Nine Months Ended September 30,
	2018	2017
Net Income	$21,338	$17,092
Add: Stock based compensation expense	11,658	12,298
Add: Intangible amortization	1,255	1,449
Add: Tax benefit from goodwill amortization	177	469
Economic Earnings	$34,428	$31,308

Diluted weighted average shares	8,561,918	8,350,926
Economic EPS	$4.02	$3.75

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.